UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 18, 2010

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California                                                                                                                          95035
  (Address of Principal Executive Offices)                                                                                                                            (Zip Code)

Registrant’s telephone number, including area code: (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

           As previously reported, on September 21, 2010, Kenneth E. Jones notified Globalstar, Inc. that he was resigning from the Board of Directors (the "Board") effective October 1, 2010. Mr. Jones had been a member of the Board's Audit Committee. As a result of Mr. Jones's resignation, Globalstar received a notice from Nasdaq on October 18, 2010 stating that the company was deficient in meeting the requirement of Listing Rule 5605, which requires that the audit committee of a Nasdaq listed company be comprised of at least three independent directors, subject to a cure period.  The Board intends to appoint a new independent director to the Board and the Audit Committee prior to the expiration of the cure period, which is the earlier of the company’s next annual stockholders meeting or October 1, 2011.

Item 8.01	Other Information.

Initial Second-Generation Satellite Launch

On October 19, 2010, six new second-generation Globalstar satellites were launched successfully from the Baikonur Cosmodrome in Kazakhstan, using the Soyuz launch vehicle. Globalstar has initiated satellite in-orbit testing, and the performance of all six spacecraft is nominal at this time.  Additional information concerning the launch is included in the press release filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press release dated October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ Peter J. Dalton
Peter J. Dalton
Chief Executive Officer

Date: October 20, 2010